Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
I, Daniel Apel, Chief Financial Officer of Arrowhead Pharmaceuticals, Inc., certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Arrowhead Pharmaceuticals, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 10, 2025

/s/ Daniel Apel
Daniel Apel
Chief Financial Officer